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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 25, 2003 relating to the financial statements and financial statement schedule, which appears in White Electronic Designs Corporation's Annual Report on Form 10-K for the year ended September 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Phoenix, Arizona
April 13, 2004